EXHIBIT 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT ENGINEERS

As independent engineering consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Goodrich Petroleum Corporation of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part I, Item 1 and 2. Business and Properties – Oil and Natural Gas Reserves” in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 and to the inclusion of our report dated January 25, 2016 in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.

RYDER SCOTT COMPANY, LP
TBPE Firm Registration No. F-1580

Houston, Texas

October 12, 2016

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2A1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258